UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. ____)

Filed by the Registrant |X| Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement

|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

|X|   Definitive Proxy Statement

|_|   Definitive Additional Materials

|_|   Soliciting Material Pursuant to ss.240.14a-12

                           Oswego County Bancorp, Inc.
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                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant )

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required.

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)    Title of each class of securities to which transaction applies:

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      2)    Aggregate number of securities to which transaction applies:

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      3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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      4)    Proposed maximum aggregate value of transaction:

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      5)    Total fee paid:

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|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:

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

                           OSWEGO COUNTY BANCORP, INC.
                              44 East Bridge Street
                             Oswego, New York 13126

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS OF OSWEGO COUNTY BANCORP, INC.

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of OSWEGO COUNTY BANCORP, INC. (the "Company") will be held at the EconoLodge, 70 East First Street, Oswego, New York, on April 17, 2002, at 4:00 P.M. for the following purposes:

      1. To elect three directors of the Company, each to serve a three-year term expiring in 2005, or until the election and qualification of a successor;

      2. To ratify and approve the appointment of independent accountants for 2002; and

      3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

      NOTICE IS HEREBY GIVEN that the stock transfer books of the Company will not be closed, but only stockholders of record at the close of business on March 14, 2002 will be entitled to notice of and to vote at the meeting.

      STOCKHOLDERS WHO ARE UNABLE TO BE PRESENT PERSONALLY MAY ATTEND THE MEETING BY PROXY. SUCH STOCKHOLDERS ARE REQUESTED TO DATE, SIGN AND RETURN THE ENCLOSED PROXY. THE PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED.

                                        BY ORDER OF THE BOARD OF DIRECTORS


                                                  /s/ Gregory J. Kreis
                                        ----------------------------------------
                                                    Gregory J. Kreis
                                         President and Chief Executive Officer

DATED: March 25, 2002
       Oswego, New York

                                 PROXY STATEMENT
                                     FOR THE
                         ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                           OSWEGO COUNTY BANCORP, INC.

                            -------------------------

               TO BE HELD AT THE ECONOLODGE, 70 EAST FIRST STREET,
                                OSWEGO, NEW YORK

                                 APRIL 17, 2002

      This Proxy Statement is furnished to stockholders by the Board of Directors of Oswego County Bancorp, Inc. in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders to be held on April 17, 2002, at 4:00 P.M., and at any adjournments of the meeting, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the accompanying form of proxy are being mailed to stockholders commencing on or about March 25, 2002.

      If the enclosed form of proxy is properly executed and returned, the shares represented by the proxy will be voted in accordance with the proxy's instructions. Any proxy given pursuant to this solicitation may be revoked by the stockholder at any time prior to its use by written notice to the President of the Company.

      In this Proxy Statement, Oswego County Bancorp, Inc. is referred to as the "Company" and Oswego County Savings Bank, the wholly-owned subsidiary of the Company, is referred to as the "Bank".

                        RECORD DATE AND VOTING SECURITIES

      The By-laws of the Company provide that the Annual Meeting of Stockholders shall be held annually within 150 days after the end of the Company's fiscal year on the third Thursday in April, at 4:00 P.M., or at such other date as the Board of Directors may determine. In accordance with the By-laws, the Board of Directors has established April 17, 2002, as the date for the Annual Meeting of Stockholders. The Board of Directors has fixed the close of business on March 14, 2002 as the record date (the "Record Date") for determining the holders of common stock entitled to notice of and to vote at the meeting. On the Record Date, the Company had outstanding and entitled to vote a total of 2,557,854 shares of common stock.

      Each outstanding share of common stock is entitled to one vote on all matters to be brought before the meeting. Shares held by the Oswego County Charitable Foundation will be voted in the same ratio as all other shares of common stock, other than shares held by Oswego County MHC, which are voting on proposals considered by the stockholders of the Company.

      The presence in person or by proxy of a majority of the shares of common stock outstanding on the Record Date will constitute a quorum for purposes of conducting business at the Annual Meeting. For purposes of determining the votes cast with respect to any matter presented for consideration at the Annual Meeting, only those votes cast "FOR" or "AGAINST" are included. Abstentions and broker non-votes (shares held by brokers on behalf of their customers, which may not be voted on certain matters because the brokers have not received specific voting instructions from their customers with respect to such matters) will be counted solely for the purpose of determining whether a quorum is present.

                            CERTAIN BENEFICIAL OWNERS

      The following table sets forth, as of the Record Date, the shares of common stock beneficially owned by Oswego County MHC, which is the only person or organization known by the Company to own more than 5% of the Company's common stock; by Directors individually; by executive officers individually; and by Directors and executive officers as a group. Beneficial ownership includes securities which could become exercisable within 60 days of the date of this Proxy Statement.

            Name of                            Number of
       Beneficial Owner(1)                   Shares Owned(2)      Percent (%) of Class
Oswego County MHC                              1,415,250                 55.3%

Gregory J. Kreis                                  57,506(3)               2.2%
President and Chief Executive Officer

Michael R. Brower, Director                        4,782(4)               0.1%
Bruce P. Frassinelli, Director                     3,306(5)               0.1%
Paul J. Heins, Director                           11,832(6)               0.5%
Paul W. Schneible, Director                       26,832(7)               1.0%
Deborah F. Stanley, Director                       5,382(8)               0.2%
Carl K. Walrath, Director                         16,332(9)               0.6%

Eugene R. Sunderhaft                                 441(10)             0.01%
Senior Vice President and Treasurer

Gregory H. May                                     2,247(11)              0.1%
Senior Vice President, Consumer Lending

Judith S. Percy                                    5,171(12)              0.2%
Senior Vice President, Operations


Mary E. Lilly                                      3,537(13)              0.1%
Senior Vice President, Loan Operations

Ronald Tascarella                                  3,775(14)              0.1%
Senior Vice President, Commercial Lending

All Directors and executive officers
as a group                                       141,143(15)             5.52%

(1) The mailing address for each person listed is 44 East Bridge Street, Oswego, New York 13126.

(2) A Director or executive officer owning Company common stock in the Bank's 401(k) plan has sole voting power and sole power to sell ("investment power") with respect to such stock. A Director or executive officer owning stock held by the Employee Stock Ownership Plan ("ESOP") has sole voting power with respect to such stock but does not have the investment power with respect to such stock.

(3) Mr. Kreis has 52,754 shares in the 401(k) plan and 2,955 shares in the ESOP. Under the terms of the Stock Option Plan 5,992 shares are exercisable as of March 16, 2001 and 5,992 will be exercisable as of March 16, 2002. Under the terms of the Restricted Stock Plan 1,797shares have been issued, 1,797 shares will be vested and issued as of March 16, 2002 and 5,394 are remaining.

(4) Under the terms of the Stock Option Plan 1,026 shares will be exercisable March 16, 2002. Under the terms of the Restricted Stock Plan 306 shares have been issued and 306 shares will be vested and issued as of April 20, 2002 and 927 shares are remaining.

(5) Under the terms of the Stock Option Plan 1,026 shares will be exercisable March 16, 2002. Under the terms of the Restricted Stock Plan 306 shares have been issued and 306 shares will be vested and issued as of April 20, 2002 and 927 shares are remaining.

(6) Under the terms of the Stock Option Plan 1,026 shares will be exercisable March 16, 2002. Under the terms of the Restricted Stock Plan 306 shares have been issued and 306 shares will be vested and issued as of April 20, 2002 and 927 shares are remaining.

(7) Under the terms of the Stock Option Plan 1,026 shares will be exercisable March 16, 2002. Under the terms of the Restricted Stock Plan 306 shares have been issued and 306 shares will be vested and issued as of April 20, 2002 and 927 shares are remaining. Mr. Schneible shares voting and investment power.

(8) Under the terms of the Stock Option Plan 1,026 shares will be exercisable March 16, 2002. Under the terms of the Restricted Stock Plan 306 shares have been issued and 306 shares will be vested and issued as of April 20, 2002 and 927 shares are remaining.

(9) Under the terms of the Stock Option Plan 1,026 shares will be exercisable March 16, 2002. Under the terms of the Restricted Stock Plan 306 shares have been issued and 306 shares will be vested and issued as of April 20, 2002 and 927 shares are remaining. Mr. Walrath shares voting and investment power with respect to 2,500 shares.

(10) Mr. Sunderhaft has 0 shares in the 401(k) plan and 441 shares in the ESOP. Under the terms of the Stock Option Plan 1,500 shares are exercisable as of December 4, 2001. Under the terms of the Restricted Stock Program 150 shares will be vested and issued on May 17, 2002.

(11) Mr. May has 777 shares in the 401(k) plan and 1470 shares in the ESOP. Under the terms of the Stock Option Plan 1,500 shares are exercisable as of March 16, 2001 and 1,500 shares will be exercisable as of March 16, 2002. Under the terms of the Restricted Stock Program 150 shares will be vested and issued on May 17, 2002.

(12) Mrs. Percy has 2,216 shares in the 401(k) plan and 1068 shares in the ESOP. Under the terms of the Stock Option Plan 1,500 shares are exercisable as of March 16, 2001 and 1,500 shares will be exercisable as of March 16, 2002. Total includes shared voting and investment power over 1,887 shares. Under the terms of the Restricted Stock Program 150 shares will be vested and issued on May 17, 2002.

(13) Ms. Lilly has 2,379 shares in the 401(k) plan and 858 shares in the ESOP. Under the terms of the Stock Option Plan 1,200 shares are exercisable as of March 16, 2001 and 1,200 shares will be exercisable as of March 16, 2002. Under the terms of the Restricted Stock Program 150 shares will be vested and issued on May 17, 2002.

(14) Mr. Tascarella has 2,722 shares in the 401(k) plan and 1053 shares in the ESOP. Under the terms of the Stock Option Plan 1,500 shares are exercisable as of March 16, 2001 and 1,500 shares will be exercisable as of March 16, 2002. Under the terms of the Restricted Stock Program 150 shares will be vested and issued on May 17, 2002.

(15) Includes 60,848 shares in the 401(K) plan and 7,845 in the ESOP

Item 1. ELECTION OF DIRECTORS

      The person nominated for election at this Annual Meeting of Stockholders, and the continuing directors, have held various positions for the past five years with either the Company or the Bank, as specified in the table below. In the event that the nominee is unable to serve, the proxy will be voted in accordance with the best judgment of the person or persons acting under it. It is not anticipated that the nominee will be unable to serve. The nominee presently serves as a director and as a Trustee of Oswego County MHC.

      If elected, the nominee has agreed to serve as a director.

Nominees and Directors

Class 1
                                      Positions held with
Term expiring                            Oswego County               Director
   in 2003              Age(1)              Bancorp                  Since(2)

Gregory J. Kreis          55           President and Chief             1997
                                       Executive Officer

Paul W. Schneible         53           Director                        1996

Class 2
                                      Positions held with
Term expiring                            Oswego County               Director
   in 2004              Age(1)              Bancorp                  Since(2)

Bruce P. Frassinelli      62           Vice Chairman of the Board      1995

Paul J. Heins             62           Chairman of the Board           1989

Deborah F. Stanley        52           Director                        2000

Class 3
                                      Positions held with
Term expiring                            Oswego County               Director
   in 2002              Age(1)              Bancorp                  Since(2)

Carl K. Walrath           74           Director                        1974

Bernard Shapiro (3)       75           Director                        1963

(1) As of December 31, 2001.

(2) Includes service as a Trustee of Oswego County Savings Bank.

(3) Retired as of December 31, 2001

      Nominees to the Board of Directors must be elected by a plurality of affirmative votes cast by stockholders.

      Management recommends a vote "FOR" Item 1.

BOARD OF DIRECTORS AND COMMITTEE MEETINGS

      The Board of Directors of Oswego County Bancorp, Inc. also acts as the Board of Directors of the Oswego County Savings Bank. The Board of Directors meets at least monthly and may have additional special meetings. The Board of Directors met 12 times in 2001, with 100% of the directors in attendance, with the exception of Mr. Walrath who missed one meeting.

      There are currently five committees of the Board of Directors, consisting of the Executive Committee, the Audit Committee, the Loan Committee, the Nominating Committee, and the Personnel and Compensation Committee.

      The Executive Committee, to the extent permitted by law, decides all corporate matters which need to be decided between regular Board meetings. The Executive Committee members rotate monthly. The Executive Committee did not meet in 2001.

      The Audit Committee is comprised of five of the outside directors of the Company, Messrs. Brower (Chair), Frassinelli, Heins, Schneible and Stanley and has, as its function, the review and implementation of accounting and audit procedures utilized by the Company and the Bank internally, and as recommended by the independent accountants. The Audit Committee also makes recommendations to the Board regarding selection of the accountants for the forthcoming fiscal year. The Audit Committee met 4 times in 2001, with 100% of the members in attendance.

      The Loan Committee meets as needed to review and approve loan applications over a specified limit. The Loan Committee has three members, consisting of Mr. Kreis and two directors who rotate monthly. The Loan Committee met 13 times in 2001, with 100% of the members in attendance.

      The Nominating Committee meets to recommend the nomination of Directors to the full Board to fill the terms for the upcoming year or to fill vacancies during a term. Directors currently serving on the Nominating Committee are Stanley (Chair), Frassinelli, Walrath and Schneible. The Nominating Committee did not meet in 2001. The Committee will consider recommendations from stockholders if submitted in a timely manner and will apply the same criteria to all persons being considered.

      The Personnel and Compensation Committee, comprised of Messrs. Frassinelli (Chair), Brower, Heins and Schneible, reviews the compensation of the President and Chief Executive Officer of the Bank and makes recommendations in that regard to the Board as a whole. The Committee administers the Stock Option Plan and the Restricted Stock Plan. The Personnel and Compensation Committee met 4 times in 2001, with 100% of the members in attendance.

      The Chairman of the Board receives $1,150 per board meeting while the other non-employee directors receive $950 per meeting. A quarterly retainer of $1,500 is paid to each non-employee Director by Oswego County MHC. In addition, the outside directors receive $350 per committee meeting and the Chairs of the Audit Committee and the Personnel and

Compensation Committee receive $100 per meeting in addition. Directors receive a fee only for the board and committee meetings that they attend.

AUDIT COMMITTEE REPORT

      The Audit Committee of the Board of Directors of Oswego County Bancorp, Inc. is responsible for providing independent, objective oversight of the Company's accounting functions, internal controls and financial reporting process. The Audit Committee is composed of 5 directors, each of whom is independent as defined by the National Association of Securities Dealers' listing standards. The Audit Committee operates under a written charter approved by the Board of Directors. A copy of the charter is attached to this Proxy Statement as Appendix A.

      Management is responsible for the Company's internal controls and financial reporting process. The Company's independent accountants, KPMG LLP ("KPMG"), are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee the financial reporting and audit processes.

      In connection with these responsibilities, the Company's Audit Committee met with management and the independent accountants to review and discuss the Company's December 31, 2001 consolidated financial statements. The Audit Committee also discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also received written disclosures from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

      Audit Fees. Audit fees by KPMG for professional services rendered in connection with the audit of the Company's consolidated financial statements for the fiscal year ended December 31, 2001 and the limited reviews of the interim consolidated financial statements included in the Company's Forms 10-QSB for the quarterly periods in 2001 were $62,000.

      Financial Information Systems Design and Implementation Fees. There were no financial information systems design and implementation fees billed to the Company by KPMG for services rendered during the fiscal year ended December 31, 2001.

      Other Fees. All other fees billed to the Company by KPMG for non-audit services rendered during the fiscal year ended December 31, 2001 totaled $27,415 for tax services and $19,938 for assistance in physical design of a new branch. The Audit Committee discussed KPMG's independence with KPMG and has considered whether the non-audit services provided by KPMG during the fiscal year ended December 31, 2001 were compatible with maintaining KPMG's independence. The Audit Committee has concluded that the non-audit services provided do not impair the independence of KPMG.

      Based upon the Audit Committee's discussions with management and the independent accountants, and its review of the information described in the preceding paragraph, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2001, to be filed with the Securities and Exchange Commission.

                                                THE AUDIT COMMITTEE

                                                Michael R. Brower, Chair
                                                Bruce P. Frassinelli
                                                Paul J. Heins
                                                Paul W. Schneible
                                                Deborah F. Stanley

BUSINESS EXPERIENCE OF DIRECTORS

      The business experience of each director for at least the past five years is set forth below.

      Michael R. Brower. Mr. Brower is currently Director of Community and Government Relations at the State University of New York College of Environmental Science and Forestry. Mr. Brower was President of Cranberry Base Consultants and managing member and Chief Executive Officer of the Oswego Cranberry Company LLC until March 2001. Mr. Brower served as Executive Director of the Oswego County Co-Operative Extension until 1997.

      Bruce P. Frassinelli. Mr. Frassinelli retired as of January 1, 1999 as the publisher and editor of the Palladium Times Newspaper, Oswego, New York. Mr. Frassinelli is currently an adjunct instructor in the Communication Studies and Journalism Departments at Oswego State University.

      Paul J. Heins. Mr. Heins is the owner of Paul's Big M Grocery Store, Oswego, New York.

      Gregory J. Kreis. Mr. Kreis has served as president and chief executive officer of Oswego County Savings Bank since January 1997. Previously, Mr. Kreis served as president and chief executive officer of Factory Point National Bank, Manchester, Vermont.

      Paul W. Schneible. Mr. Schneible is the owner of Paul W. Schneible, CPA, Accountants and Consultants, Oswego, New York.

      Deborah F. Stanley. Mrs. Stanley is the President of Oswego State University.

      Carl K. Walrath. Mr. Walrath is currently retired. Previously, Mr. Walrath owned an insurance agency.

EXECUTIVE OFFICERS

      The executive officers of the Company and the Bank are, in addition to Mr.
Kreis:

      Gregory H. May. Mr. May was promoted to Senior Vice President, Retail Sales in December 1998. He joined the Bank in April 1997 as vice president, consumer lending. Prior to April 1997, he held a variety of mortgage-related positions in Upstate New York and most recently was regional manager for the Central New York Region of Marine Midland Mortgage Company.

      Judith S. Percy. Ms. Percy was promoted to Senior Vice President in December 1998. She is responsible for management information systems as well as facilities management. Previously, she served as vice president of operations and has held a variety of positions at the Bank since June 1979.

      Mary E. Lilly. Ms. Lilly has been Senior Vice President, Sales Support since April 2001. Most recently she has served in loan operations and prior to that as security and compliance officer. Previously, she had worked in most areas of the Bank since starting in April 1974.

      Ronald Tascarella. Mr. Tascarella was promoted to Senior Vice President, Commercial Sales in April 2000. He has worked at several banks in Central New York in the commercial lending area since 1979. Most recently he had worked at Skaneateles Savings Bank and The Savings Bank of Utica.

      Eugene R. Sunderhaft. Mr. Sunderhaft was appointed as Senior Vice President and Treasurer in November 2000 when he joined the Company. Previously, he served as CFO, Secretary and Treasurer at The Pietrafesa Corporation and prior to that as CFO of The Penn Traffic Company.

DEFERRED COMPENSATION PLAN FOR DIRECTORS

      In 1997, the Bank instituted a nonqualified deferred compensation plan for Directors who may elect to defer all or part of their Directors fees to fund the plan. The plan provides that deferred fees are to be invested in mutual funds, as selected by the individual Directors. At December 31, 2001, deferred Directors' fees included in the Bank's other liabilities aggregated approximately $405,157.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Based solely on the Company's review of copies of forms received, the Company believes that all directors, officers and beneficial owners of more than 10% of the securities of the Company have filed all reports of ownership and changes in ownership in the Company's stock with the Securities and Exchange Commission. Form 5 reports by the Directors reporting restricted stock granted on March 16, 2001 were filed with the Securities and Exchange Commission on March 25, 2002. Form 4 reports by Mr. Paul W. Schneible reporting stock option exercises on March 20, 2001, Mr. Paul J. Heins reporting stock option exercises on March 26, 2001, Mrs. Deborah Stanley, Mr. Carl Walrath, Mr. Michael Brower, and Mr. Bernard Shapiro reporting stock option exercises on April 19, 2001, and Mr. Bruce Frassinelli reporting stock option exercises on November 2, 2001 respectively, were filed with the Securities and Exchange Commission on January 24, 2002.

EXECUTIVE COMPENSATION

      The following table sets forth the cash and certain other compensation paid by the Bank for services rendered in all capacities during the fiscal years ended December 31, 2001, 2000 and 1999 to Gregory J. Kreis as President and Chief Executive Officer of the Bank. Mr. Kreis does not receive separate compensation for service as an officer of the Company or Oswego County MHC.

                                      Annual Compensation(1)         Long-Term Compensation
                                    --------------------------     --------------------------
                                                                                   Securities
                                                                                   Underlying
                                                                   Restricted       Options/
     Name and             Fiscal                                     Stock            SARs            All Other
Principal Position         Year       Salary        Bonus            Awards        (in shares)      Compensation
Gregory J. Kreis           2001      $175,000      $50,000(2)        $    --             --             $7,241
President and Chief        2000      $175,000      $15,000(2)        $26,589          9,987             $7,266
Executive Officer          1999      $175,000      $15,000           $    --             --             $6,911

(1)The Bank also provides Mr. Kreis with the use of an automobile, club membership dues and certain other personal benefits, the value of which is not shown on the table. The aggregate amount of these other benefits did not exceed the lesser of $50,000 or 10% of Mr. Kreis's salary and bonus.

(2)Reflects the $50,000 bonus received in 2002 for his performance in fiscal 2001 and the $15,000 bonus received in 2000 for his performance in fiscal 1999.

      The column "All Other Compensation" reflects matching contributions to Mr. Kreis of $5,250, $5,250 and $4,800 made by the Bank under the 401(k) plan in 2001, 2000 and 1999 and life insurance premiums of $1,991, $2,016 and $2,111 in 2001, 2000 and 1999.

401(k) PLAN

      The Bank has a tax-qualified savings plan with a salary deferral feature. Generally, a full-time employee who has attained the age of 21 and completed one year of employment is eligible to participate. A participant may make a deferral from 2% to 12% of his compensation up to

$10,500, indexed annually. The Bank makes matching contributions of 50% of each participant's annual deferrals up to a maximum of 3% of compensation.

      A participant is fully vested for his own deferrals, and vests over five years in any matching contributions, other permissible discretionary contributions, and reallocations of plan forfeitures. The plan allows a participant to direct the investment of his individual plan accounts among several investment options.

      The 401(k) Plan permits investments in a fund established to invest primarily in the Common Stock of the Company (Oswego County Bancorp, Inc.). Company Common Stock is held by the 401(k) Plan's trustee for the benefit of the individual participants who choose to direct their investments into the newly-created fund. Generally, a participant controls the exercise of the voting and tendering rights relating to the common stock held for his benefit.

DEFINED BENEFIT PENSION PLAN

      The Bank maintains a non-contributory defined benefit pension plan covering substantially all of its full-time employees. A participant is fully vested in the plan upon reaching five years of service after obtaining the age of 18.

      The normal retirement benefit is based upon a participant's highest three-year average annual base earnings during the participant's final ten years of service, subject to certain limitations required by the plan and the Internal Revenue Code. The annual benefit provided to a participant at normal retirement age (generally age 65) is determined as follows:

                 2% of the participant's average annual earnings

                                  multiplied by

                   the participant's years of credited service

          (Limited to 60% of the participant's average annual earnings)

      The plan also provides for early retirement benefits which are calculated in the same manner as normal retirement benefits. However, benefits are reduced when the participant chooses to begin the receipt of his benefits prior to normal retirement age.

RETIREMENT PLANS

      Each Director participates in the Bank's Directors Retirement Plan. Under this plan, upon reaching the benefit eligibility date, defined individually for each Director, a Director becomes entitled to 120 monthly payments, each equal to the projected value of 75% of the highest three-year average of projected monthly fees at retirement. A director fully vests in the plan after

10 years of continued service with the Bank, commencing March 14, 2001, or upon a change in control of the Bank.

      The President and Chief Executive Officer of the Bank is covered by a supplemental retirement income agreement designed to provide the amount of retirement benefits which cannot be paid from the defined benefit pension plan by reason of certain Internal Revenue Code limitations on qualified plan benefits. In the event of termination of employment following a change in control, the agreement provides for annual payments of $152,033 each over a period equal to the longer of 180 months or life.

EMPLOYEE STOCK OWNERSHIP PLAN

      The Company has established the Employee Stock Ownership Plan ("ESOP") for employees of the Company and the Bank. Full-time employees of the Company or the Bank who have been credited with at least 1,000 hours of service during a twelve-month period are eligible to participate in the ESOP.

      The ESOP borrowed funds from the Company to fund the purchase of Common Stock. The loan amount equaled 100% of the aggregate purchase price of the Common Stock acquired by the ESOP. The loan by the ESOP will be repaid principally from the Company's and the Bank's contributions to the ESOP over a period of not less than 10 years. The collateral for the loan is the Common Stock purchased by the ESOP. Although it is anticipated that the Bank will continue to make contributions to the ESOP, it is under no obligation to make those contributions. The interest rate for the ESOP loan is 8.50%. The Company may, in any plan year, make additional discretionary contributions for the benefit of plan participants in either cash or shares of Common Stock. These purchases would be funded through additional borrowings by the ESOP or additional contributions from the Company. The timing, amount and manner of future contributions to the ESOP will be affected by various factors, including prevailing regulatory policies, the requirements of applicable laws and regulations and market conditions.

      Shares purchased by the ESOP with the proceeds of the loan are held in a suspense account and released to participant's accounts as debt service payments are made. Shares released from the ESOP are allocated to each eligible participant's ESOP account based on the ratio of each such participant's compensation to the total compensation of all eligible ESOP participants. Forfeitures are reallocated among remaining participating employees and may reduce any amount the Company might otherwise have contributed to the ESOP. Upon the completion of seven years of service, the account balances of participants within the ESOP will become 100% vested. Credit is given for years of service with the Bank prior to adoption of the ESOP. In the case of a "change in control," as defined, however, participants will become immediately fully vested in their account balances. Benefits may be payable upon retirement or separation from service. The Company's contributions to the ESOP are not fixed, so benefits payable under the ESOP cannot be estimated.

      Messrs. Kreis and Sunderhaft serve as trustees of the ESOP. Under the ESOP, the trustees must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees, and unallocated shares will be voted in the same ratio on any matter as those allocated shares for which instructions are given.

      The ESOP is subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the regulations of the IRS and the Department of Labor thereunder.

RELATED PARTY TRANSACTIONS

      Deborah F. Stanley, a Director, is a mortgage loan customer of the Bank. The total principal amount outstanding of such mortgage loans at December 31, 2001 was $83,041. The mortgages were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risk of collectibility or present other unfavorable features.

      Mr. Brower was Chief Executive Officer and is a member, Mr. Schneible is Treasurer and a member, and Mr. Heins is a member of Oswego Cranberry Company LLC ("Oswego Cranberry"), which was a customer of the Bank. Their membership interests entitle them to approximately 3.5% each of the equity and voting rights of Oswego Cranberry. Extensions of credit by the Bank to Oswego Cranberry at December 31, 2000 were $393,613 in outstanding principal amount with respect to an equipment lease and $96,115 outstanding amount under a letter of credit issued for the benefit of Oswego Cranberry. These extensions of credit were secured by letters of credit issued by various financial institutions for the account of Oswego Cranberry members, in the aggregate face amount of $510,575. Amounts outstanding under the equipment lease were additionally secured by a purchase money security interest in the equipment. The extensions of credit were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risk of collectibility or present other unfavorable features. As of December 31, 2001, all extensions of credit were paid in full.

Item 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

      The Board of Directors has appointed KPMG LLP as the independent accountants for the Company and the Bank for the year ending December 31, 2002. KPMG has served as the accountants for the Bank since 1997. Services provided by KPMG in 2001 included the audit of the consolidated financial statements of the Company and the Bank, limited reviews of quarterly reports, services related to filings with the Securities and Exchange Commission, and consultations on various tax matters.

      Approval of this Item 2 requires the affirmative vote of a majority of the votes cast at the Annual Meeting.

      Unless marked to the contrary, the shares represented by the enclosed, signed Proxy will be voted FOR the ratification of the appointment of KPMG LLP as independent accountants.

      Management recommends a vote "FOR" Item 2.

PROPOSALS OF STOCKHOLDERS

      Proposals of stockholders intended to be presented to the 2003 Annual Meeting of Stockholders must be received a reasonable time before the Company begins to print and mail its proxy materials, for inclusion in the Proxy Statement and form of proxy. Proposals received by November 22, 2002 will be considered by the Company to have been received within a reasonable time. Stockholders wishing to propose matters for consideration at the 2003 annual meeting must follow certain specified advance notice procedures set forth in the Company's By-laws, a copy of which is available upon written request to:

            Gregory J. Kreis
            President and Chief Executive Officer
            Oswego County Bancorp, Inc.
            44 East Bridge Street
            Oswego, New York 13126

      The By-laws designate procedures for the calling and conduct of a meeting of stockholders, including, but not limited to specifying who may call the meeting, what business may be conducted, the procedures with respect to the making of stockholder proposals, and the procedures and requirements for stockholder nomination of directors. The By-laws require a stockholder's notice to be received at the above address not less than 90 days before the annual meeting. However, if the Company makes public disclosure of the date of the annual meeting less than 100 days in advance, then the stockholder's notice delivery deadline is the 10th day following the day on which the Company publicly disclosed the date of the meeting.

OTHER MATTERS

      The expenses of this solicitation, including the costs of preparing and mailing this Proxy Statement and accompanying material, will be borne by the Company. Regular employees of the Bank may solicit proxies in person, by mail or by telephone, but no employee of the Bank will receive any compensation for solicitation activities in addition to his or her regular compensation. Expenses may also include the charges and expenses of brokerage houses, nominees, custodians and fiduciaries for forwarding proxies and proxy materials to beneficial owners of shares.

      The Board of Directors knows of no other matters to be voted upon at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote on such matters in accordance with their judgment.

                                      BY ORDER OF THE BOARD OF DIRECTORS


                                                 /s/ Gregory J. Kreis
                                      ------------------------------------------
                                                   Gregory J. Kreis
                                        President and Chief Executive Officer

DATED: March 25, 2002
       Oswego, New York

                                   APPENDIX A

            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

I.    Audit Committee Purpose

      The Audit Committee (the "Committee") is appointed by the Board of Directors of Oswego County Savings Bank (the "Company") to assist the Board of Directors in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

      o Monitor the integrity of the Company's financial reporting process and internal control systems.

      o Monitor the independence and performance of the Company's independent auditors, internal audit firm and loan review firm.

      o Provide an avenue of communication among the independent auditors, management, the internal audit firm, loan review and the Board of Directors.

      The Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors, the internal audit firm, loan review firm, as well as any employee of the Company. The Committee has the ability to retain, at the Company's expense, special accounting, legal, or other consultants or experts it deems necessary in the performance of its duties.

II.   Audit Committee Composition and Meetings

      Committee members shall meet the requirements of the National Market of the NASDAQ Stock Market, Inc. The Committee shall be comprised of at least three Directors, each of whom shall be independent non-executive Directors, free from any relationship that would interfere with the exercise of his or her independent judgement. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

      Committee members shall be appointed by the Board of Directors. If a Committee Chairperson is not designated or present, the members of the Committee may designate a Chairperson by majority vote of the Committee membership.

      The Committee shall meet at least four times annually, or more frequently as circumstances dictate. An agenda should be prepared and/or approved in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the director of the internal audit firm, the independent auditors, the loan review firm and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed.

III.  Audit Committee Responsibilities and Duties

      1. Recommend to the Board of Directors the annual appointment of the independent auditors, review and approve the proposed audit fees, and approve any discharge of auditors when circumstances warrant. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors.

      2. On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence. Each year, the Committee must receive from the independent auditors a formal written statement describing all relationships between the independent auditors and the Company and confirming the independent auditors' independence.

      3. Review and approve the overall annual audit plans of the independent auditors, the loan review firm, and the internal audit firm. Advise the internal audit firm, the loan review firm, and the independent auditors of any areas the Committee believes require special attention.

      4. Review management's plans for engaging the independent auditors to perform any significant management advisory services.

      5. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with Securities and Exchange Commission ("SEC") regulations.

      6. Review the Company's annual audited consolidated financial statements prior to the filing of the Form 10-KSB with the SEC. Review should include discussion with management and independent auditors of accounting principles, practices, and significant judgements and accounting estimates. Discuss with management and the independent auditors the quality and appropriateness of the Company's accounting principles as applied in the Company's financial reporting. The Committee should also review the results of the annual audit with the independent auditors and receive the required communications in accordance with Statement on Auditing Standards ("SAS") No. 61. Based on these reviews and discussions, the Committee shall advise the Board of Directors whether the Committee recommends that the audited consolidated financial statement be included in the Company's Form 10-KSB to be filed with the SEC.

      7. Review reports prepared by the independent auditors, loan review, and the internal auditing firm that describe accounting and financial reporting issues, organization, operational and data processing control weaknesses, regulatory compliance, and underwriting and credit administration weaknesses, and determine that corrective action has been taken by management.

      8. Request that the independent auditors review the Company's quarterly financial information and Form 10-Q's in accordance with SAS No. 71 prior to the filing of the Form 10-Q's with the SEC. The independent auditors should update the Committee on any material changes in the SAS No. 61 information on a quarterly basis. The Chairperson of the Committee may represent the entire Audit Committee for purposes of any updates to the SAS No. 61 information.

      9. Annually prepare a report to shareholders as required by the SEC. The report should be included in the Company's annual proxy statement.

      10. Review with management and the Company's legal counsel, if considered necessary, any legal matters that could have a significant impact on the Company's consolidated financial statements.

      11. Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board of Directors deems necessary or appropriate.

      12. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

                           OSWEGO COUNTY BANCORP, INC.

                        PROXY SOLICITED ON BEHALF OF THE
                               BOARD OF DIRECTORS

                         ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD APRIL 17, 2002, AT 4:00 P.M.
                    AT THE ECONOLODGE, 70 EAST FIRST STREET,
                                OSWEGO, NEW YORK

      The undersigned hereby appoints Mary E. Lilly and Barbara Lavenia, and each of them, with full power of substitution as proxies for the undersigned to attend the Annual Meeting of Stockholders of OSWEGO COUNTY BANCORP, INC. to be held at the EconoLodge, 70 East First Street, Oswego, New York at 4:00 P.M. on April 17, 2002, and at any adjournment thereof, to vote and act with respect to all common shares of Oswego County Bancorp, Inc. which the undersigned would be entitled to vote, with all the power the undersigned would possess if present in person, as follows:

The Board of Directors recommends that you vote FOR:

1.    ELECTION OF DIRECTOR

      Nominee:    Carl K. Walrath

      FOR                     Withhold Authority            Withhold Authority
      Nominee                 Nominee                       as Indicated

      |_|                     |_|                           |_|

                       -----------------------------------

                       -----------------------------------

      (Withhold authority for nominee whose name is written above)

2.    RATIFICATION OF APPOINTMENT OF KPMG LLP AS INDEPENDENT ACCOUNTANTS

                     |_| FOR     |_| AGAINST     |_| ABSTAIN

(Please turn over complete and sign the back of this form)

3. In their discretion, the proxies are authorized to vote on any other business that may properly come before the meeting or any adjournment(s).

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

This proxy will be voted as directed, but if no direction is indicated, it will be voted FOR the nominee described in Item 1; FOR the ratification of appointment of independent accountants in Item 2; and in the discretion of the proxies, on such other matters as may properly come before the Annual Meeting or any adjournment or postponements thereof.

Receipt of the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement is hereby acknowledged.

|_| Please check this box if you plan to attend the Annual Meeting.


SIGNATURE: ________________________________________ DATED: _______________, 2002

           ________________________________________

Please sign exactly as your name appears on this proxy. Joint owners should each sign personally. If signing as attorney, executor, administrator, trustee or guardian, please include your full title. Corporate proxies should be signed by an authorized officer. PLEASE SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


                                      -2-